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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Bowater Incorporated:

We consent to incorporation by reference in the following Registration Statements, of our reports dated February 27, 2004, relating to the consolidated balance sheet of Bowater Incorporated and Subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, capital accounts, and cash flows for each of the years in the three-year period ended December 31, 2003, and related schedule, which reports are included in the December 31, 2003 annual report on Form 10-K of Bowater Incorporated:

                                                                  Filing Date or
Form S-1                                                          Last Amendment
--------                                                          --------------

No. 33-2444     -  Dividend Reinvestment and Stock Purchase Plan
                   of Bowater Incorporated                           12/27/85

Form S-3
--------

No. 333-57839   -  Bowater Incorporated common stock offered in
                   exchange for Exchangeable shares of
                   Bowater Canada Inc.                                6/26/98

No. 333-62348   -  Bowater Incorporated common stock offered in
                   exchange for Exchangeable shares of
                   Bowater Canada Inc.                                9/20/01

No. 333-108166  -  Bowater Incorporated securities to be offered
                   from time to time up to $750,000,0000              9/17/03

Form S-4
--------

No. 333-74870   -  Exchange offer of Bowater Canada Finance
                   Corporation 7.95% notes due 2011                  12/10/01

No. 333-108168  -  Exchange offer of Bowater Incorporated
                   6.5% notes due 2013                                8/22/03



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Page 2

Form S-8
--------

No. 33-25166    -  Bowater Incorporated 1988 Stock Incentive Plan    10/27/88

No. 33-50152    -  Bowater Incorporated 1992 Stock Incentive Plan     7/28/92

No. 33-61219    -  The Deferred Compensation Plan for Outside
                   Directors of Bowater Incorporated                  7/21/95

No. 333-41473   -  Bowater Incorporated 1997 Stock Option Plan        12/4/97

No. 333-61236   -  Bowater Incorporated 2000 Stock Option Plan        5/18/01

No. 333-89462   -  Bowater Incorporated Savings Plan                  5/31/02

No. 333-103797  -  Bowater Incorporated 2002 Stock Option Plan        3/13/03

Our reports refer to the Company's change in its method of accounting for variable interest entities and its method of accounting for asset retirement obligations in 2003 and the Company's change in its method of accounting for goodwill and other intangible assets and its method of accounting for long-lived asset impairments in 2002.


/s/ KPMG LLP
KPMG LLP
Atlanta, Georgia
March 8, 2004